Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lipocine Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Salt Lake City, Utah
November 8, 2016